Exhibit 10.28

SEDIBELO RESOURCES LIMITED

(Registration No. 54400)

LONG-TERM INCENTIVE PLAN 2021

(AS AMENDED ON 1 June 2022)

part 1 – introduction

1.	Definitions AND INTERPRETATION

1.1	In the Plan, unless the context indicates otherwise, the following words and expressions will have the meanings assigned hereto:

1.1.1	Acceptance Date means the date by which an Eligible Person is obliged to deliver an Acceptance Notice to the Company or relevant Employer Company in order to participate in the Plan, which date is set out in their Award Notice;

1.1.2	Acceptance Notice means the notice delivered by an Eligible Person to the Company or relevant Employer Company indicating their acceptance of an Award and its terms and conditions (in terms of clause 8.6);

1.1.3	Administrator means a service provider appointed by the Company to act on behalf of the Company (or the relevant Employer Company) in performing the obligations of the Company (or the relevant Employer Company) in terms of the Plan;

1.1.4	Applicable Laws in relation to any person or entity, means all and any statutes, subordinate legislation and common law; regulations; ordinances and by-laws; accounting standards; directives, codes of practice, circulars, guidance notices, judgments and decisions of any competent authority, compliance with which is mandatory for that person or entity;

1.1.5	Associate means any company, corporation or other similar entity in which the Company owns, directly or indirectly, ordinary shares or securities of that company, corporation or entity;

1.1.6	Award means the award to an Eligible Person of a specified number of Units (being either Conditional Units or Forfeitable Units, as applicable) in terms of clause 8 and the word “awarded” shall be construed accordingly;

1.1.7	Award Date means the date on which Remco or the Sub-Committee, as applicable, resolves to make an Award to an Eligible Person, as set out in their Award Notice;

1.1.8	Award Notice means the notice delivered by the Company (or the relevant Employer Company) to an Eligible Person in terms of clause 8.2, notifying such individual of an Award and setting out the terms of the Award;

1.1.9	Award Price means, in respect of each Unit, an amount related to the notional monetary value of a Share as at the Award Date, calculated with reference to the results of the most recently conducted Company Equity Valuation, performed in accordance with the provisions of Annexure “A”, preceding the Award Date;

1.1.10	Auditors means the registered auditors of the Company from time to time;

1.1.11	Board means the board of directors of the Company or any committee thereof to whom the powers of the board of directors of the Company in respect of the Plan are delegated;

1.1.12	Change of Control means all circumstances where a party (or parties acting in concert), directly or indirectly, obtains -

1.1.12.1	beneficial ownership of the specified percentage or more of the Company's issued Shares; or

1.1.12.2	control of the specified percentage or more of the voting rights at meetings of the Company; or

1.1.12.3	the right to control the management of the Company or the composition of the Board; or

1.1.12.4	the right to appoint or remove directors holding a majority of voting rights at Board meetings; or

1.1.12.5	the approval by the Company's shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company's assets or undertaking.

For the purposes of this 1.1.12 the expression "specified percentage" shall bear the meaning assigned to it from time to time in the Takeover Regulations read with the Companies Act, presently being 35% (thirty five percent), although this must be read with any other applicable regulations;

1.1.13	Change of Control Date means the date on which the Change of Control of the Company becomes effective;

1.1.14	Clawback means the recoupment of the Clawback Amount from a Participant upon the discovery of a Trigger Event in accordance with clause 15;

1.1.15	Clawback Amount means the Settlement Value, or a portion thereof. For the avoidance of doubt, the Clawback Amount will be calculated net of any Tax deducted in accordance with clause 20;

1.1.16	Committee means the Remco or the Sub-Committee, as applicable;

1.1.17	Companies Act means the South African Companies Act 71 of 2008 or a similar act promulgated in a different country or jurisdiction;

1.1.18	Company means Sedibelo Resources Limited, a private company duly incorporated and registered in accordance with the laws of the Guernsey under registration number 54400;

1.1.19	Company Equity Valuation means a valuation of the Company performed from time to time for the purpose of determining the Award Price of Units and the Settlement Value of Awards as envisaged in these rules. The agreed valuation methodology is contained in Annexure “A” and is representative of the fair value of the equity of the Company;

1.1.20	Conditional Unit means a Unit awarded to a Participant, the Vesting of which is subject to the fulfilment of the Employment Condition (in the case of Employee Participants) and the Performance Condition (for all Participants) as specified in the Award Notice;

1.1.21	Date of Termination means:

1.1.21.1	in respect of an Employee Participant, the date upon which he is no longer employed by, or ceases to hold salaried office in, any Employer Company; provided that, where an Employee Participant's employment is terminated without notice or on terms in lieu of notice, the Date of Termination shall be deemed to occur on the date on which the termination takes effect, and where such employment is terminated with notice, the Date of Termination shall be deemed to occur upon the date on which that notice expires;

1.1.21.2	in respect of a NED Participant, the date on which his appointment to the Board terminates;

1.1.22	Dividend Equivalent means, in respect of an Award of Conditional Units, an amount payable in cash (as determined in clause 13) to a Participant on the applicable Vesting Date, and in respect of an award of Forfeitable Units, a payment to a Participant as soon as possible after the payment of an Ordinary Dividend by the Company;

1.1.23	Eligible Person means an Employee or NED, as applicable, who is eligible to participate in the Plan;

1.1.24	Employee means any person holding full-time salaried employment or office (including an Executive director but excluding a NED) with any Employer Company;

1.1.25	Employee Participant means a Participant who is an Employee;

1.1.26	Employees’ Tax means employees’ tax payable by the Company or relevant Employer Company in terms of the Income Tax Act or any similar payroll Tax payable by or on behalf of a Participant to the relevant Revenue Authority;

1.1.27	Employer Company means the specific entity (which includes both local and foreign entities) within the Group that is the employer of a particular Employee Participant;

1.1.28	Employment Condition in the case of an Employee Participant, means the condition of continued employment for the duration of the Employment Period, as specified in the Award Notice;

1.1.29	Employment Period in the case of an Employee Participant, means the period commencing on the Award Date and ending on the date specified in the Award Notice (both dates inclusive) during which the Employee Participant is required to fulfil the Employment Condition;

1.1.30	Executive means a member of the Executive Committee of the Company which, for the avoidance of doubt, shall exclude a NED;

1.1.31	Executive Committee means the most senior management committee of the Company comprising the Chief Executive Officer, the Chief Financial Officer and the senior company Employees reporting directly the Chief Executive Officer. For avoidance of doubt, the members of the Executive Committee will be informed of their inclusion in the Executive Committee, or when they are considered not to be members, from time to time.

1.1.32	Fault Termination means the termination of employment of an Employee Participant by the Employer Company by reason of-

1.1.32.1	misconduct;

1.1.32.2	poor performance;

1.1.32.3	retirement before Retirement Date, or

1.1.32.4	resignation;

1.1.33	Financial Year means the Company’s financial year, which runs from 1 January to 31 December, or as amended by Applicable Laws;

1.1.34	Free Cash Flow means the cash received from operating activities of the Group in the ordinary course of business less cash utilized in investing activities (excluding investment expenditure to growth operations). For avoidance of doubt, Free Cash Flow does not include cash flow from financing activities and cash received from disposals of non-current assets;

1.1.35	Free Cash Flow Condition means the requirement that no more than 10% (ten percent) of the cumulative Free Cash Flow of the Group generated from the applicable Financial Year until the applicable Settlement Date may be used to Settle Awards made to Participants under the Plan during that Financial Year;

1.1.36	Forfeitable Unit means a Unit awarded to a Participant, the Vesting of which is subject to-

1.1.36.1	in the case of Employee Participants, the fulfilment of the Employment Condition (and any other condition of Vesting as may be imposed by Remco in its sole discretion), as specified in the Award Notice;

1.1.36.2	in the case of NED Participants, the fulfilment of any condition of Vesting as may be imposed by the Sub-Committee in its sole discretion;

1.1.37	Group means the Company and any other company, body corporate or other undertaking which is or would be deemed to be a subsidiary of the Company in terms of the Companies Act, and its Associates, and the expression "member of the Group" shall be construed accordingly;

1.1.38	Ill-health means a physical, mental or psychological condition, including a disability or a condition caused by an injury, diagnosed by a Company-approved Medical Practitioner, which renders the Participant incapable of performing his duties in terms of his employment contract or terms of appointment as a NED;

1.1.39	Income Tax Act means the South African Income Tax Act 58 of 1962 as amended or substituted from time to time or a similar act promulgated in a different country or jurisdiction;

1.1.40	LRA means the Labour Relations Act 66 of 1995, as amended or substituted from time to time, or a similar act promulgated in a different country or jurisdiction;

1.1.41	Malus means the reduction (in part or full) of unvested Awards due to the occurrence of a Trigger Event before the applicable Vesting Date. Whenever a reduction is made, the relevant Award or portion thereof (as applicable) shall be treated as having lapsed;

1.1.42	Medical Practitioner means a person who is certified to diagnose and treat patients and who is registered with a professional council established by an appropriate act of the South African parliament or its equivalent in countries outside of South Africa;

1.1.43	No Fault Termination means the termination of employment of an Employee Participant by the Employer Company by reason of -

1.1.43.1	death;

1.1.43.2	injury, disability or Ill-health, in each case as certified by a qualified Medical Practitioner nominated by the relevant Employer Company;

1.1.43.3	Retrenchment;

1.1.43.4	retirement on or after Retirement Date;

1.1.43.5	the company by which the Employee Participant is employed ceasing to be a member of the Group;

1.1.43.6	mutual agreement; or

1.1.43.7	the undertaking in which the Employee Participant is employed being transferred to a transferee which is not a member of the Group;

1.1.44	NED means a non-executive director of the Board who is not an Employee or a member of the Executive Committee;

1.1.45	NED Participant means a Participant who is a NED;

1.1.46	Participant means an Eligible Person that receives and accepts an Award in terms of clause 8 and thereby becomes subject to the terms and conditions of the Plan;

1.1.47	Performance Condition means a condition of Vesting of an Award of Conditional Units in accordance with clause 9, as set out in the Award Notice;

1.1.48	Performance Period means the period commencing on the Award Date and ending on the date specified in the Award Notice (both dates inclusive) during which a Participant is required to fulfil the Performance Condition;

1.1.49	Personal Information means “personal information” as defined in section 1 of the Protection of Personal Information Act 4 of 2013 as amended or substituted from time to time or a similar act promulgated in a different country or jurisdiction;

1.1.50	Plan means the Sedibelo Resources Limited Long-term Incentive Plan 2021, established in terms of these rules;

1.1.51	Recharge Policy means a policy or agreement in force between the Company and any Employer Company in terms of which the Company may charge the Employer Company for the cost of Settling Employee Participants employed by that Employer Company during the Vesting Period;

1.1.52	Remco means the Remuneration Committee of the Board or any person(s) to whom the powers of Remco in respect of the Plan have been delegated (but then only in accordance with the terms of such delegation), which persons do not hold any Executive office within the Group. The Remco shall be responsible for operating and administering the Plan and any Awards made to Employee Participants in terms thereof;

1.1.53	Retirement Date means the earliest date on which, or age at which, an Employee Participant can be required to retire by any Employer Company;

1.1.54	Retrenchment means the termination of the employment of an Employee Participant by virtue of the operational requirements of the Employer Company as contemplated in the LRA;

1.1.55	Revenue Authority means the institution in a country that administers the relevant Tax legislation and/or to whom Tax should be paid by law;

1.1.56	Secretary means the company secretary for the time being of the Company;

1.1.57	Settlement means settling an Award due to a Participant through payment of a cash amount equivalent to the Settlement Value of the Award, and the words "Settle" and "Settled" shall be construed accordingly;

1.1.58	Settlement Date means the date on which Settlement shall occur;

1.1.59	Settlement Price means, in respect of each Unit, an amount related to the value of a Share as at the Settlement Date, calculated with reference to the results of the most recently conducted Company Equity Valuation, performed in accordance with the provisions of Annexure “A” preceding the Settlement Date;

1.1.60	Settlement Value means the cumulative Settlement Price of the Units constituting the Award that have Vested to be paid to a Participant on the Settlement Date;

1.1.61	Shares means ordinary shares in the issued share capital of the Company;

1.1.62	Sub-Committee means the sub-committee of the Board who is responsible for operating and administering the Plan and any Awards made to NED Participants in terms thereof. The individuals who sit on the Sub-Committee shall be Executives;

1.1.63	Tax means any present or future tax or other charge of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income tax (whether based on or measured by income/revenue or profit or gain of any nature or kind or otherwise and whether levied under the Income Tax Act or otherwise), capital gains tax, value-added tax and any charge in the nature of taxation, and any interest, penalty, fine or other payment on, or in respect thereof;

1.1.64	Trigger Event means an event, as set out in clauses 14 and 15, that will give the Board the discretion to reduce an Award (in whole or in part) (clause 14) or apply Clawback (clause 15), as appropriate;

1.1.65	Unit means a conditional right granted by the Committee to a Participant, either as a Conditional Unit or a Forfeitable Unit, as applicable, which is used to determine the conditional benefit (the value of the underlying Shares and any Dividend Equivalents) due to that Participant on the terms and subject to the conditions contained in the Plan;

1.1.66	Vest means, in relation to an Award, all conditions attached to the Award have been satisfied and all restrictions relating to the Award have ceased to apply and “Vested”, “Vesting” and “Vests” shall have equivalent meanings;

1.1.67	Vesting Date means in respect of an Award, the date on which the Award (or a portion thereof) Vests as determined by the Committee in terms of clause 7.1.7 and notified to the Participant in the Award Notice in terms of clause 8.2.9; and

1.1.68	Vesting Period means the period which commences on the Award Date and terminates on the applicable Vesting Date.

1.2	General Interpretation

In the Plan -

1.2.1	clause headings are used for convenience only and shall be ignored in its interpretation;

1.2.2	unless the context clearly indicates a contrary intention, an expression which denotes -

1.2.2.1	any gender includes the other genders;

1.2.2.2	a natural person includes an artificial person (whether corporate or unincorporate) and vice versa;

1.2.2.3	the singular includes the plural and vice versa;

1.2.3	unless the context clearly indicates a contrary intention, words and expressions defined in the Companies Act shall bear the meanings therein assigned to them;

1.2.4	the use of the word "including" or "includes" or "include" followed by a specific example shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s;

1.2.5	an Employee Participant who ceases to be employed by an Employer Company on the basis that he is:

1.2.5.1	immediately thereafter employed by another Employer Company; or

1.2.5.2	thereafter re-employed by such Employer Company pursuant to it being determined that his employment was terminated on a basis which was not lawful in terms of the LRA;

shall be deemed not to have terminated his employment for the purposes of the Plan and his rights shall be deemed to be unaffected;

1.2.6	an Employee Participant who is an Executive director of any Employer Company who retires and/or resigns on the basis that he is immediately re-elected in accordance with the articles of association or other constitutional documents of that Employer Company shall be deemed not to have terminated his employment with that Employer Company;

1.2.7	if any provision in a definition is a substantive provision conferring any right or imposing any obligation on anyone then, notwithstanding that it is only in a definition, effect shall be given to it as if it were a substantive provision in the body of the Plan;

1.2.8	when any number of days is prescribed in the Plan, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or official public holiday.

2.	Object

2.1	The object and purpose of the Plan is to:

2.1.1	remunerate Employee Participants with long-term incentive awards that are linked to the success and growth of the Company;

2.1.2	incentivise Employee Participants to meet strategic short-, medium- and long-term objectives that will help deliver value to the Company’s stakeholders;

2.1.3	achieve alignment between the Employee Participants’ remuneration and the interests of the Company’s stakeholders;

2.1.4	act as a retention mechanism in a market where highly skilled people are in high demand; and

2.1.5	compensate NED Participants with annual, ad hoc, and/or milestone Awards.

part 2 – ADMINISTRATION OF THE Plan

3.	THE plan

The Plan is hereby constituted, which Plan shall be administered for the purpose and in the manner set out herein.

4.	ADMINISTRATION OF THE plan

4.1	The Committee is responsible for the operation and administration of the Plan, and the Board has the final discretion to decide whether and on what basis the Plan shall be operated.

4.2	Where the Plan refers to the discretion of the Committee, such discretion shall be sole, absolute and unrestricted unless the contrary is expressed, provided that if Remco delegates the authority to exercise discretion, the discretion should be exercised in terms of the Plan.

4.3	Subject to the provisions of the Plan and the approval of the Board, the Committee shall be entitled to make and establish such rules and regulations, and to amend the same from time to time, as they may deem necessary or expedient for the proper implementation and administration of the Plan.

5.	Administrator

The Company or relevant Employer Company may appoint an Administrator to act on its behalf in performing its obligations (or the obligations of an Employer Company) under the Plan. For purposes of the Plan, references to “the Company” or “Employer Company” include an Administrator that has been appointed in terms of this clause 5.

6.	costs

6.1	Prior to the Vesting Date, all costs and expenses relating to the Plan, including for the avoidance of doubt, all costs relating to the Administrator, (“Costs”) will be for the Company’s account.

6.2	The Company may recover from each Employer Company such Costs as may be attributable to the participation of any of that Employer Company’s Employees under the Plan, in accordance with the terms of the relevant Recharge Policy.

6.3	Notwithstanding the provisions of clauses 6.1 and 6.2, the Company may procure, if applicable, that the relevant Employer Company shall:

6.3.1	bear all Costs of and incidental to the implementation and administration of the Plan and shall, as and when necessary, provide all requisite funds and facilities for that purpose; and

6.3.2	provide all secretarial, accounting, administrative, legal and financial advice and services, office accommodation, stationery and so forth for the purposes of the Plan.

6.4	After the Vesting Date, all Costs and Tax will be for the Participant’s account.

6.5	The Participant shall be liable for all Tax payable as a result of benefits due to them in terms of the Plan.

part 3 – CONDITIONAL UNIT AND FORFEITABLE UNIT AWARDS

7.	Annual Determination

7.1	Each year, and/or on an ad hoc basis where necessary, the Committee shall determine the following:

7.1.1	which Eligible Persons shall receive an Award;

7.1.2	the Award Date;

7.1.3	the number of Conditional Units and/or Forfeitable Units comprising the Award;

7.1.4	the Award Price;

7.1.5	the conditions (including the Employment Condition, the Performance Condition(s), the Free Cash Flow Condition and any other Vesting conditions) that may apply to the Award;

7.1.6	the Employment Period(s), Performance Period(s), Vesting Period(s) and Vesting Date(s), as applicable, in respect of each Award;

7.1.7	whether Dividend Equivalents will be awarded in respect of an Award; and

7.1.8	the Malus and Clawback provisions associated with the Award.

7.2	Subject to clause 21, the Committee shall be entitled, in its absolute discretion, to vary any of the terms of an Award, including, but not limited to, the items listed in clause 7.1 above.

8.	AWARDS

8.1	The Committee may, in its sole and absolute discretion, resolve to make Awards to Eligible Persons.

8.2	The Company or the Employer Company, as applicable, shall, as soon as reasonably practicable on or after the Award Date, notify the Eligible Person of the Award in an Award Notice. The Award Notice shall be in the form as prescribed by the Committee from time to time and shall specify:

8.2.1	the Award Date;

8.2.2	the Award Price;

8.2.3	the number of Conditional Units and/or Forfeitable Units constituting the Award;

8.2.4	the Acceptance Date;

8.2.5	in the case of an Employee Participant, the Employment Condition and Employment Period;

8.2.6	in the case of Conditional Units, the Performance Condition and Performance Period;

8.2.7	any other conditions for Vesting of an Award;

8.2.8	the Vesting Date(s) and Vesting Period(s) applicable to the Award;

8.2.9	the Free Cash Flow Condition and any additional conditions attached to the Award;

8.2.10	an indication of whether Dividend Equivalents will be payable; and

8.2.11	a stipulation that the Award is subject to the provisions of the Plan.

8.3	In the event that the Committee has determined that the Award may be forfeited in terms of clause 14 or subject to Clawback in terms of clause 15, then the Award Notice shall also state that the Awards may be forfeited pursuant to the provisions of clause 14 and/or subject to Clawback pursuant to the provisions of clause 15 (as the case may be) of the Plan.

8.4	An Award is personal to a Participant and shall not be capable of being ceded, assigned, transferred or otherwise disposed of or encumbered by a Participant. Awards are granted on the understanding that they may not be traded or used as security for any obligations and any attempt to trade in an Award or use it as security for any obligations shall result in the immediate forfeiture of the relevant Award.

8.5	There shall be no consideration payable by the Participant for the Award.

8.6	The Eligible Person must deliver an Acceptance Notice to the Company or his Employer Company, as applicable, on or before the Acceptance Date indicating his acceptance of the terms and conditions of the Plan (including, but not limited to, those set out in clauses 14, 15 and 23).

8.7	The obligations of the Company or an Employer Company, as applicable, under the Plan shall be postponed until such time as the Participant has indicated his acceptance of the Award. The Company or relevant Employer Company will not be liable for any loss that may be suffered by such Participant as a result of the postponement of its obligations in terms of this clause 8.7.

8.8	An Award may be cancelled at any time after the Award Date if the Committee and Participant so agree in writing.

8.9	For the avoidance of doubt, the Plan is a cash-settled scheme and a Participant will not be entitled to any dividend or voting rights in respect of the Units constituting his Award or the underlying Shares.

9.	FULFILMENT OF THE PERFORMANCE CONDITION

9.1	In the case of Awards of Conditional Units, the Committee shall, as soon as reasonably practical after the end of the Performance Period in relation to an Award, confirm the outcome of the Performance Condition as specified in the Award Notice and approve the extent to which it has been satisfied.

9.2	Subject to clause 14, the Conditional Units constituting the Award will Vest on a pro-rata basis depending on the extent to which the Performance Condition has been fulfilled. The Participant shall be notified of the extent to which the Performance Condition is considered to be fulfilled and the number of Conditional Units that will Vest accordingly on the Vesting Date.

9.3	To the extent that the Committee is satisfied that the Performance Condition has not been fulfilled, the Conditional Units that are subject to the Performance Condition shall not Vest and will lapse with immediate effect. The Committee shall notify the Participant accordingly. For the avoidance of doubt, any Awards that lapse will not be Settled.

9.4	Should an event occur at any point during the Performance Period, which causes the Committee to consider that the Performance Condition is no longer appropriate, the Committee may substitute or vary the Performance Condition in such manner as:

9.4.1	is reasonable in the circumstances; and

9.4.2	produces a fair measure of performance and is not materially more difficult to satisfy than the previous Performance Condition.

9.5	The Award will then take effect subject to the fulfilment of the Performance Condition as amended, once the terms of the amended Performance Condition have been communicated to the Participant.

10.	MEASUREMENT OF the FREE CASH FLOW CONDITION

10.1	Awards which have Vested will only be capable of being Settled to the extent that the Free Cash Flow Condition has been fulfilled. The Committee will review the Free Cash Flow Condition immediately in respect of Awards that have Vested and will without undue delay communicate the outcome of such review to the Participants.

10.2	In the event that the Free Cash Flow Condition has not been satisfied, the Committee will continue to review the fulfilment of this condition every 6 (six) months, and notify Participants of the outcome of such review without undue delay.

10.3	The value to be settled will be increased by a factor based on the interest rate applicable to low risk cash deposits in the Employer Company jurisdiction applied from the original Vesting Date until the Settlement date.

10.4	In the event that the Free Cash Flow Condition remains unfulfilled for an extended period of time, it will be in the sole discretion of the Committee to determine what alternative methods may be used to Settle the Participant’s Vested Awards.

11.	VESTING OF AWARDS

11.1	In the case of Employee Participants, the Vesting of all Awards will be subject to the Employment Condition, unless explicitly waived by Remco in writing. In the case of NED Participants, the Vesting of an Award will be subject to such conditions as the Sub-Committee may prescribe in the Award Notice. The Vesting of Awards of Conditional Units will be subject to the satisfaction of the Performance Condition by the Participant, which will be measured over the Performance Period.

11.2	An Award of Forfeitable Units will Vest on the applicable Vesting Date(s), specified in a Participant’s Award Notice. An Award of Conditional Units made to a Participant will Vest on a pro-rata basis depending on the extent to which, in the sole discretion of the Committee, the Performance Condition has been satisfied (in accordance with clause 9) on the applicable Vesting Date.

11.3	The Company shall determine whether the Free Cash Flow Condition has been fulfilled in accordance with clause 10 above. A Vested Award (whether of Conditional Units or Forfeitable Units, as applicable) may then be Settled through a cash payment of the Settlement Value made by the Company or relevant Employer Company, as applicable, to the Participant calculated in accordance with clause 12 below.

12.	SETTLEMENT

12.1	As soon as reasonably practicable after the Vesting Date, the Company or relevant Employer Company, as applicable, will determine the Settlement Value of that portion of the Award that has Vested.

12.2	On the applicable Settlement Date, a Participant shall be entitled to receive the Settlement Value in cash in full and final settlement of his Vested Units.

12.3	The Participant will also be entitled to the payment of a Dividend Equivalent calculated in accordance with clause 13 below.

12.4	A Participant’s Tax liability will be determined in accordance with the provisions of prevailing Tax legislation. Any delays in complying with the Tax legislation that are beyond the control of the Company or relevant Employer Company will delay the payment of the Settlement Value to the Participant.

12.5	The Participant will be entitled to receive the net Settlement Value (less any Tax), in which case the Company or relevant Employer Company, as applicable, shall pay the Tax to the Revenue Authority (in accordance with clause 20.1). Whilst the companies in the Group will make every effort to Settle Awards within a reasonable period of time for purposes of satisfying their obligations under the Plan, they do not guarantee that they will be able to do so within set time periods. As such, the Group will not be liable for any loss that may be suffered by the Participant as a result of any fluctuations in the Settlement Price, or for any other reason.

13.	DIVIDEND EQUIVALENTS

13.1	In respect of an Award of Conditional Units, the Committee may direct the payment of a Dividend Equivalent, in cash, on the Vesting Date.

13.2	The value of the Dividend Equivalent will be the aggregate value of all ordinary dividends declared between the Award Date and the Settlement Date.

13.3	On the Vesting Date, the Participant will be entitled to a portion of the Dividend Equivalent, in cash, that reflects the proportionate number of Units of the Award that Vested on the Vesting Date.

13.4	In respect of an Award of Forfeitable Units, in the case of payment of an ordinary dividend on Shares related to an Award which has not yet been Settled, the Company will make a payment to the Participant equal in value to the aggregate value of ordinary dividends attributable to the Shares related to the Award.

14.	MALUS

14.1	Prior to the applicable Vesting Date, the Committee may exercise its discretion to determine that an Award is subject to reduction or forfeiture (in whole or in part) in the event of any of the following Trigger Events:

14.1.1	there is reasonable evidence of misconduct by an Employee Participant (or in the case of a NED Participant, conduct of the nature contemplated in clause 16.2.2 below) or material error by a Participant; or

14.1.2	the financial performance of the Group, the Company, the Employer Company or the relevant business unit for any Financial Year in respect of which an Award is based have subsequently appeared to be materially inaccurate; or

14.1.3	the Group, the Company, the Employer Company or the relevant business unit suffers a material downturn in its financial performance, for which the Participant can be seen to have some liability; or

14.1.4	the Group, the Company, the Employer Company or the relevant business unit suffers a material failure of risk management, for which the Participant can be seen to have some liability; or

14.1.5	in any other circumstances if the Remco determines that it is reasonable to subject the Awards of one or more Participants to reduction or forfeiture.

14.2	To the extent that this clause 14 applies to a Participant, the Committee shall determine if the Participant’s Award shall be forfeited in whole or in part and, if the Committee does so determine that all or a portion of the Participant’s Award shall be forfeited, that Award shall be forfeited with effect from the date of the determination.

14.3	In the event that the Award is subject to a reduction in part, the reduced number of Units will be used for the purposes of calculating the new Settlement Value in accordance with clause 12.

14.4	Whenever a reduction is made, the relevant Award or portion thereof, as relevant, shall be treated as having lapsed.

14.5	The Committee may postpone the Vesting Date in respect of any Participant’s Award if, at the Vesting Date, there is an ongoing investigation or other procedure being carried on to determine whether the forfeiture provisions apply in respect of a Participant or Award, or the Committee decides that further investigation is warranted. In such event, the Vesting Date shall be deemed to be the date upon which the investigation or procedure has been completed and the Committee has determined that the Participant’s Award shall not be forfeited.

15.	CLAWBACK

15.1	Where there is reasonable evidence that a Trigger Event occurred as set out below, prior to the Settlement Date, but was only discovered within a period of 3 (three) years after the Settlement Date (the “Clawback Period”), the Committee may exercise its discretion to require a Participant to repay the Clawback Amount (or a portion thereof). The following Trigger Events allow the Committee to exercise its discretion:

15.1.1	the discovery of a misstatement resulting in an adjustment to the Company, Employer Company or Group’s audited accounts (or the audited accounts of any member of the Group) in respect of a period during the Vesting Period; and/or

15.1.2	the discovery of the events that occurred prior to Award or Settlement that have led to the censure of the Company, Employer Company or a member of the Group by a regulatory authority or have had a significant detrimental impact on the reputation of any member of the Group; and/or

15.1.3	the discovery of action or conduct of a Participant which in the opinion of the Committee amounts to gross misconduct (or in the case of a NED Participant, conduct of the nature contemplated in clause 16.2.2 below) that occurred prior to Award or Settlement; and/or

15.1.4	the discovery that any information or the assessment of any Performance Condition(s) used to determine an Award was based on erroneous, or inaccurate or misleading information, and led to a material error in the calculation of any variable pay award.

15.2	For the avoidance of doubt, where there is reasonable evidence that a Trigger Event listed in clause 14 occurred prior to the Settlement Date, and was discovered prior to the Settlement Date, the Committee may exercise its discretion to apply the provisions of clause 14. The provisions of this clause 15 shall not apply where a Trigger Event occurred after the Settlement Date.

15.3	The Committee may extend the Clawback Period if, upon the expiry of the Clawback Period, there is an ongoing investigation or other procedure being carried on to determine whether the Clawback provisions apply in respect of a Participant, or the Committee decides that further investigation is warranted. The Committee’s decision to investigate must be reasonable. In such event, the Clawback Period shall be extended until the investigation or procedure has been completed and the Committee has made a final determination. The Committee shall use its best endeavours to conclude the investigation (or other procedure) within 6 (six) months.

16.	Termination

16.1	No Fault Terminations

16.1.1	Subject to clause 1.2.5, if an Employee Participant ceases to be employed by reason of a No Fault Termination prior to the applicable Vesting Date, the Vesting Date shall be accelerated to the Date of Termination and a portion of the Award shall Vest.

16.1.2	The portion of the Award which shall Vest on the Vesting Date will be calculated in accordance with clauses 16.1.3 and 16.1.4 below. The Free Cash Flow Condition shall not apply.

16.1.3	In respect of Forfeitable Units awarded to Employee Participants, the portion of the Award which shall Vest will reflect the number of complete months served between the Award Date and the Date of Termination divided by the total number of months in the Employment Period. The remainder of the Award will lapse. To the extent that additional Vesting conditions are imposed by the Remco, the Award will also be pro-rated to reflect the extent to which these conditions have been satisfied.

16.1.4	In respect of Forfeitable Units awarded to NED Participants, the provisions of this clause will apply where the NED’s appointment to the Board ceases by reason of:

16.1.4.1	death,

16.1.4.2	injury, disability or Ill-health, in each case as certified by a qualified Medical Practitioner nominated by the Company;

16.1.4.3	the Company ceasing to be a member of the Group;

16.1.4.4	mutual agreement; or

16.1.4.5	the Company being transferred to a transferee which is not a member of the Group.

16.1.5	On the occurrence of an event listed in clause 16.1.4, a NED Participant’s Award of Forfeitable Units will Vest in full on the Date of Termination.

16.1.6	In respect of an Award of Conditional Units, the Committee will, in accordance with clause 9, calculate whether, and the extent to which, the Performance Condition has been satisfied at the end of the Performance Period. The remainder of the Award will lapse. The portion of the Award which shall Vest will be determined based on:

16.1.6.1	the extent to which the Performance Condition has been satisfied by the Vesting Date as determined by the Committee in its sole discretion; and

16.1.6.2	the number of complete months served between the Award Date and the Date of Termination divided by the total number of months in the Employment Period (for an Employee Participant) or the Vesting Period (for a NED Participant).

16.1.7	To the extent that there is more than one Vesting Date and more than one Employment Period in respect of a particular Award, the calculation set out above will be carried out in respect of each such period.

16.2	Fault Terminations

16.2.1	Subject to clause 1.2.5, if an Employee Participant ceases to be employed by reason of a Fault Termination prior to the applicable Vesting Date, his Award shall be deemed to have been cancelled, provided that if, in the opinion of Remco, the circumstances of the Employee Participant ceasing to be employed are such as to warrant that Employee Participant being entitled to retain his Award in terms of the Plan, Remco in its discretion may indicate in writing to such Employee Participant that he may retain his Award, or a portion thereof, notwithstanding that he has ceased to be employed.

16.2.2	If a NED’s appointment to the Board is terminated for any reason that warrants such termination or removal under, inter alia, the Companies Act and associated regulations, insider trading legislation, the common law, and/or any other applicable legislation, prior to the applicable Vesting Date, his Award shall be deemed to have been cancelled, provided that if, in the opinion of the Sub-Committee, the circumstances of the termination of the NED’s appointment are such as to warrant the NED Participant being entitled to retain his Award in terms of the Plan, the Sub-Committee in its discretion may indicate in writing to such NED Participant that he may retain his Award, or a portion thereof, notwithstanding that his appointment as a NED was terminated.

16.3	The Committee may exercise its discretion to determine the Fault or No Fault status of Participants.

16.4	The Committee is also entitled to determine that Awards are permitted to be Settled at the normal Vesting Date, without time pro-rating, but subject to applicable Performance Conditions, as if the Participant’s employment or appointment (as applicable) was not terminated.

16.5	Change of Control

16.6	In the event that an Employee Participant is required to terminate his employment due to operational reasons, or constructive dismissal, within 24 (twenty four) months of a Change of Control, his Awards will not be pro-rated to reflect the number of months served of the Employment Period.

16.7	In the event that a NED Participant’s appointment to the Board is terminated due to a reconstruction of the Board, within 24 (twenty four) months of a Change of Control, his Awards will not be pro-rated to reflect the number of months served of the Vesting Period.

part 4 – general

17.	INSOLVENCY

17.1	All unvested Awards shall be deemed to have been reacquired, and accordingly not entitle a Participant to Settlement, upon the Participant making an application for the voluntary surrender of his estate or his estate being otherwise sequestrated or any attachment of any interest of a Participant (including, inter alia, as a result of divorce proceedings) under the Plan, unless the Committee, in its discretion, determines otherwise and then subject to such terms and conditions as the Committee may determine.

17.2	If the Company is placed in final liquidation, the Secretary shall notify the Participant thereof in writing and all Awards that have not been Settled at the date of notification shall be forfeited.

18.	INVESTIGATION PROCEDURES

In the event of pending disciplinary or poor performance procedures against any Employee Participant, or an equivalent procedure for a NED Participant (pursuant to alleged conduct of the nature identified in clause 16.2.2), or the contemplation of such procedures (in the opinion of the Committee), then the Vesting and/or Settlement of any Award shall be suspended until the final conclusion of such procedures, at which time the Award shall Vest and/or be Settled, or the provisions of clause 14 shall be applied, whichever is applicable. Vesting will be suspended only in the event that the Participant is provided with written notice of such procedure from the Company or their respective Employer Company, as applicable, and such suspension may only be for a reasonable period.

19.	ADJUSTMENTS

19.1	Notwithstanding anything to the contrary contained herein but subject to clause 19.4, if the Company makes a Special Distribution and/or if the Company restructures its capital in that it:

19.1.1	undertakes a rights offer; or

19.1.2	is placed in liquidation for purposes of reorganisation; or

19.1.3	is party to a scheme of arrangement affecting the structuring of its share capital; or

19.1.4	undertakes a conversion, redemption, subdivision or consolidation of its ordinary share capital; or

19.1.5	undertakes a bonus or capitalisation issue; or

19.1.6	undertakes any other transaction that materially impacts the value of the Unit holders interests’ relative to the value of ordinary shareholder’s interests;

such adjustments shall be made to the rights of Participants as may be determined to be fair and reasonable to the Participants concerned by the Committee; provided that any adjustments pursuant to this 19.1 shall be confirmed by the Auditors and should give a Participant the entitlement to the same or materially similar benefits as they were previously entitled, and should any Participant be aggrieved, he may utilise the dispute procedures set out in clause 22. No adjustments shall be required in terms of this clause 19.1 if the provisions of clauses 19.4 to 19.6 are applicable, or in the event of an issue by the Company of any securities or securities convertible into Shares as consideration for an acquisition.

19.2	Any adjustments made in terms of clause 19.1 will be reported in the Company’s annual financial statements in the year during which the adjustment is made.

19.3	For the purposes of clause 19.1, the Company shall be deemed to make a "Special Distribution" if it distributes Shares or any other asset (including cash) to its shareholders:

19.3.1	in the course of, and as part of any unbundling, reorganisation, rationalisation, compromise, arrangement or reconstruction (including the amalgamation of two or more companies or entities);

19.3.2	in the course of, or as part of, a reduction of capital (including a share repurchase);

19.3.3	as a special dividend or other payment in terms of the Companies Act; or

19.3.4	in the course or in anticipation of the deregistration or liquidation of a company for any of the above purposes;

provided that this clause 19.3 shall not apply to the normal annual interim and final cash or scrip dividends declared by a Company.

19.4	No adjustments shall be required in terms of clause 19.1 in the event of the issue of equity securities as consideration for an acquisition in terms of clause 19.6, the issue of securities for cash and the issue of equity securities for a vendor consideration placing.

19.5	In the event that the Company undertakes an initial public offering of its Shares on any recognised stock exchange, all Awards made to Participants in terms of this Plan will, subject to Applicable Laws and any applicable listings requirements, roll over and be replaced by awards of equivalent value under a new listed long-term incentive scheme of the Company. The Unit value on the transaction date will be determined on the basis of the methodology in Annexure “A”, and the listing share price will be used for the determination of the value of the replacement award.

19.6	If the Company undergoes a Change of Control pursuant to a transaction, the Committee may determine, in its sole discretion, that all or a portion of all unvested Awards shall Vest early, on a time pro-rated basis, and the Settlement Value will use the adjusted Settlement Price based on the most recent Company Equity Valuation conducted preceding the date on which the Change of Control occurred. The Free Cash Flow Condition shall be deemed to have been fulfilled. The balance of the unvested Awards shall continue in force, on the basis of the original terms and conditions contained in this Plan.

19.7	In respect of the pro-rated Vesting of Forfeitable Units, the portion of the Award which shall Vest will reflect the number of complete months served between the Award Date and the Change of Control Date, divided by the total number of months in the Employment Period (for Employee Participants) or the Vesting Period (for NED Participants). To the extent that additional Vesting conditions are imposed by the Committee, the Award will also be pro-rated to reflect the extent to which these conditions have been satisfied.

19.8	In respect of the pro-rated Vesting of Conditional Units, the Committee will calculate whether, and the extent to which, the Performance Condition has been satisfied on the Change of Control Date by reference to the immediately preceding Financial Year. The portion of the Conditional Units which shall Vest will be determined based on:

19.8.1	the extent to which the Performance Condition has been satisfied at the Change of Control Date; and

19.8.2	the number of complete months served between the Award Date and the Change of Control Date, divided by the total number of months in the Employment Period (for Employee Participants) or Vesting Period (for NED Participants).

19.9	To the extent that there is more than one Vesting Date and more than one Employment Period (for Employee Participants) or Vesting Period (for NED Participants) in respect of a particular Award, the calculation set out above will be carried out in respect of each such period.

19.10	In the event that the Participant’s unvested Award cannot continue in force in terms of the original terms and conditions it will, subject to Applicable Laws and any applicable listings requirements, be exchanged for replacement benefits in terms of a similar scheme, provided that such replacement benefits must:

19.10.1	put the Participant in a similar position to the position he was in immediately before the replacement benefits accrued to the Participant; and

19.10.2	have a similar fair value on the transaction date as the value of the unvested Awards held by the Participant (that were not subject to early Vesting).

19.11	For the purposes of this clause 19, the determination and verification that the replacement benefits have the same fair value should be performed by an independent expert.

20.	TAX LIABILITY

20.1	The Company or relevant Employer Company will withhold any Tax payable by the Participant from the Settlement Value and will remit the relevant Tax to the relevant Revenue Authority. As a result, the Settlement Value due to be paid to the Participant in terms of the Plan will be reduced by the amount of the relevant Tax.

20.2	A Participant agrees to indemnify the Company, Employer Company, and any other member of the Group against any Tax claim of whatever nature or any other liability or obligation incurred by the Company, Employer Company, and any other member of the Group, which relates to the liability of the Participant as a result of his participation in the Plan.

20.3	The Company is hereby irrevocably and in rem suam nominated, constituted and appointed as the sole attorney and agent of a Participant, in that Participant's name, place and stead to sign and execute all such documents and do all such things as are necessary to give effect to the provisions of clause 20.1.

20.4	Notwithstanding any other provision in the Plan, if the Company or an Employer Company is obliged (or would suffer a disadvantage of any nature if they were not) to account for, withhold or deduct any Tax in any jurisdiction which is payable in respect of, or in connection with, the making of any Award, the Settlement to a Participant of the relevant cash amount and/or otherwise in connection with the Plan, then the Company or the Employer Company (as the case may be) shall be entitled to account for, withhold or deduct such Tax from any amount due to the Participant and the Company and/or the Employer Company shall be relieved from the obligation to pay any amount to a Participant in terms of the Plan until the Tax has been discharged in full.

21.	AMENDMENT OF THE Plan

21.1	It shall be competent for the Board to amend any of the provisions of the Plan, provided that no such amendment affecting the Vested rights of any Participant shall be prejudiced without the prior written consent of the Participant concerned.

21.2	For the avoidance of doubt, the prior written consent of Participants will not be required for any amendment which is:

21.2.1	minor and to benefit the administration of the Plan;

21.2.2	to take account of any changes in legislation; or

21.2.3	to obtain or maintain favourable Tax, exchange control or regulatory treatment for the Company, any Employer Company or any present or future Participant.

21.3	Without derogating from the provisions of clause 21.1, if it should become necessary or desirable by reason of the provisions of Applicable Laws at any time after the signing of the Plan, to amend the provisions of the Plan so as to preserve the substance of the provisions contained in the Plan but to amend the form so as to achieve the objectives embodied in the Plan in the best manner, having regard to such Applicable Laws and without prejudice to the Participants concerned, then the Board may amend the Plan accordingly.

22.	DISPUTES

22.1	In the case of an Employee Participant:

22.1.1	Should any dispute of whatsoever nature arise from or in connection with the Plan (including an urgent dispute), then the dispute shall, unless the parties thereto otherwise agree in writing, be referred to the Group Chief Executive.

22.1.2	In the event that the Group Chief Executive is unable to resolve the dispute, it shall be referred to the chairman of Remco who, together with the Remco, shall decide thereon, and that decision shall be final and binding on all parties to the dispute. However, if the dispute relates, directly or indirectly, to the Group Chief Executive, the dispute shall, in the first instance, be referred to the chairman of Remco directly, who, together with the Remco, shall decide thereon and that decision shall be final and binding on all parties to the dispute.

22.2	Where the dispute pertains to a NED Participant, it shall be referred to the chairman of the Sub-Committee who, together with the Sub-Committee, shall decide thereon, and that decision shall be final and binding on all parties to the dispute.

22.3	The dispute will be settled by means of arbitration in the event that:

22.3.1	the Committee fails to notify the parties of its decision within 30 (thirty) Business Days of referral pursuant to clause 22.1.2 and 22.2;

22.3.2	following delivery of the Committee's decision pursuant to clause 22.1.2 and 22.2, a party to the dispute notifies the Committee that it requires settlement by way of arbitration; or

22.3.3	the parties to the dispute agree in writing to arbitration.

22.4	Nothing in this clause will preclude a party from seeking interim or urgent relief from a court of competent jurisdiction, for which purposes the parties hereby consent to the jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that court).

22.5	This clause is severable from the rest of the Plan and shall remain in effect even if the Plan is terminated for any reason.

23.	Data Protection

23.1	By participating in the Plan, a Participant is deemed to agree and consent to:

23.1.1	the collection, use and processing by the Company and any Employer Company of Personal Information relating to the Participant, for all purposes reasonably connected with the administration of the Plan;

23.1.2	the Employer Company, Company, and any member of the Group transferring Personal Information to or between any of such persons for all purposes reasonably connected with the administration of the Plan and the use of such Personal Information by such persons for all purposes reasonably connected with the administration of the Plan; and

23.1.3	the transfer to and retention of such Personal Information by any third party anywhere in the world for all purposes reasonably connected with the administration of the Plan.

24.	PROFITS AND LOSSES AND TERMINATION OF THE Plan

24.1	The Company shall bear any losses sustained by the Plan which are not recovered from Employer Companies in terms of clause 6.

24.2	The Plan shall terminate if the Board so resolves, provided that all existing Awards to Participants have been Settled. Any deficit arising from the winding up of the Plan shall be borne by the Company, to the extent not recovered by the Company from Employer Companies.

25.	DOMICILIUM AND NOTICES

25.1	The parties choose domicilium citandi et executandi for all purposes arising from the Plan, including the giving of any notice, the payment of any sum, the serving of any process, as follows -

25.1.1	the Company:

Physical address:	[***]

Postal address:	[***]
E-mail:	[***]
For attention:	[***]

25.1.2	each Participant:

The chosen address and/or email address of each Participant shall be the address and/or email address of that Participant reflected in the records of the Group’s payroll system from time to time.

25.2	Each of the parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address and/or (in the case of a Participant) his e-mail address; provided in the case of a Participant such variation is also made to his details on the Group's payroll system.

25.3	Any notice given and any payment made by any party to the other which:

25.3.1	is delivered by hand during the normal business hours of the addressee (for attention: the Secretary in the case of the Company) at the addressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee at the time of delivery;

25.3.2	is posted by prepaid registered post from an address within the Republic of South Africa to the addressee (for attention: the Secretary in the case of the Company) at the addressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee on the seventh day after the date of posting.

25.4	Any notice given by any party to any other party which is transmitted by electronic mail to the addressee at the addressee's electronic address for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof.

26.	COMPLIANCE

26.1	The Company shall comply with (and procure compliance by all members of the Group with) all Applicable Laws. The Plan shall at all times be operated and administered subject to all Applicable Laws.

26.2	The Company, by its signature hereto, undertakes to procure compliance by every Employer Company with the Plan.

27.	GENERAL PROVISIONS

27.1	The receipt of an Award in any year by a Participant does not create any rights and/or expectations that the same Participant shall be entitled to any further Awards in any subsequent years. A Participant’s eligibility to receive Awards shall be determined annually and/or on an ad hoc basis where necessary by the Committee.

27.2	The Plan and participation in it shall not form part of any contract of employment between any Employer Company and any Employee, and the rights and obligations of any Participant under the terms of his office or employment with the Company or Employer Company, as applicable, shall not be affected by his participation in the Plan. This Plan shall not grant a Participant any right to continued employment or appointment, as applicable, nor shall it afford an individual additional rights to compensation or damages for any loss or potential loss which he may suffer (by reason of being unable to receive cash payments in Settlement or otherwise) in consequence of the termination of any office, appointment, or employment within the Group for any reason whatsoever, regardless of whether such termination was lawful, unlawful, fair or unfair.

27.3	The Plan shall not confer on any person any legal or equitable rights (including, for the avoidance of doubt, any voting rights or rights to receive dividends) against any Employer Company directly or indirectly, or give rise to any cause of action at law or in equity against any Employer Company.

27.4	The Plan shall be governed by and construed in accordance with the laws of the Republic of South Africa.

SIGNED at Guernsey on this the 1st day of June 2022.

For and on behalf of
SEDIBELO RESOURCES LIMITED

/s/ Arne Frandsen
Signatory: Arne Frandsen
Capacity: Chairman
Who warrants his authority hereto

ANNEXURE A

COMPANY EQUITY VALUATION METHODOLOGY

The equity value of the Company Limited will be determined each year on the basis of the valuation methodology.

•	The Income Approach, based on the net present value of the free cash flows of the entity, discounted by the Weighted Average Cost of Capital, will be the primary valuation method;

•	The forecast cash flows will be based on the approved parameters as follows:

o	Life of Mine (LOM) as approved and reflected in the annual / audited Competent Person’s Report (CPR);

o	Macro assumptions prevailing at the time in the CPR, provided by an independent consultant, or a consensus forecast, as approved by the Board from time to time;

o	Consistent adjustment factors on each date as provided by means of an independent survey such as the biennial PwC Valuation Methodology Survey, or such equivalent publication as approved by the Board from time to time:

▪	Liquidity and marketability discount;

▪	Non-controlling Interest discount;

o	Company systemic / alpha factors:

o	Production ramp up relative to the LOM plan.

•	The valuation based on the income approach will be tested for reasonability and corroborated using the Market Approach for comparable companies, including a Price/Earnings an EBITDA multiple.

•	In the event of a recent, material transaction the valuation implications of the transaction will be considered.

In the event of a dispute, Fair Market Value will be determined by an Independent Merchant Bank based on accepted market practices at the time (acting as experts and not as arbitrators; and have regard to the price a willing buyer would pay to a willing seller negotiating at arm's length).

The Award Price, as referred to in 1.1.9 and 7.1.5 and the Settlement Price of the Units, defined in 1.1.59 and used in 12 will be set on the basis of this annual valuation as follows:

•	The Award or Settlement Price, per Unit, will be determined as:

V/N

Where:

N is the number of Company ordinary shares in issue on the Award Date or Settlement Date, as applicable;